UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2007

LEINER HEALTH PRODUCTS INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-33121 (Commission File Number)	95-3431709 (IRS Employer Identification Number)

901 East 233rd Street, Carson, California (Address of principal executive offices)	90745 (Zip Code)

Registrant’s telephone number, including area code (310) 835-8400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 25, 2007, we, together with our principal operating subsidiary, Leiner Health Products LLC (“Leiner LLC”), received a letter confirming that Dr. Reddy’s Laboratories Limited and Dr. Reddy’s Laboratories, Inc. (together, “DRL”) were terminating the following agreements, effective immediately: OTC Distribution Agreement, dated December 4, 2002, between Leiner LLC and DRL; Famotidine Supply Agreement, dated February 15, 2001, among Dr. Reddy’s Laboratories Limited, Reddy-Cheminor, Inc., and us; and Supply Agreement, dated November 28, 2000, between Cheminor Drugs Limited, Reddy-Cheminor, Inc. and us, as amended (together, the “DRL Agreements”).

The DRL Agreements have provided Leiner LLC with a supply of certain active pharmaceutical ingredient and bulk tablets used to manufacture certain over-the-counter (“OTC”) products and, in the case of the OTC Distribution Agreement, exclusive access to OTC switch products developed by DRL. DRL has informed us that it intends to enter our OTC market by directly packaging, marketing and distributing OTC products manufactured from the active pharmaceutical ingredients and bulk tablets that it previously supplied and would have been obligated to supply to us under the DRL Agreements.

We dispute that, as contended by DRL, the receipt of,  together with Leiner LLC, and our actions in response to, the list of Inspection Observations on Form 483 that was received from Food and Drug Administration (“FDA”) inspectors, which was disclosed in our March 22, 2007 Report on Form 8-K, provide any basis for DRL’s right to terminate the DRL Agreements. Together with Leiner LLC, we are considering all of our alternatives in connection with DRL’s termination, including arbitration and litigation to vigorously assert our rights under the DRL Agreements.

We continue to work in conjunction with the FDA to resume our OTC operations as quickly as possible. While we are not yet able to estimate when the issues raised in the Form 483 will be fully resolved, we believe that we have made significant progress addressing these issues in conjunction with the FDA in order to resume our OTC operations as quickly as possible. In addition, we believe that DRL’s actions may make it more difficult to operate our OTC business without a material adverse effect on the results of operations, financial condition and long-term profitability of our OTC business.

Item 8.01 Other Events.

We will hold a conference call on Friday, April 27, 2007 at 2:00 p.m. Eastern Time to discuss the contents of this Report on Form 8-K. The dial-in number for the conference call is (800) 759-6338 for domestic calls and (609) 450-1017 for international calls. Participants should reference “Leiner Presentation” to enter the conference call. For those who cannot listen to the live broadcast, a telephone replay of the call will be available from April 27, 2007 through May 4, 2007, and can be accessed by dialing (800) 835-2663.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leiner Health Products Inc.

By:	/s/ Robert K. Reynolds
Robert K. Reynolds
Chief Operating Officer

Date: April 26, 2007